Exhibit 10.1

                            SHARE EXCHANGE AGREEMENT

            THIS SHARE EXCHANGE AGREEMENT ("Agreement"), effective as of August 12, 1998, is made by and between EXECUTONE Information Systems, Inc., a Virginia corporation ("Executone"), Unistar Gaming Corp., a Delaware corporation and wholly-owned subsidiary of Executone ("Unistar"), and Watertone L.P., Cooper Life Sciences, Inc., John C. Shaw, Richard Bartlett, Jerry M. Seslowe, 10-26 S. William St. Associates, Louis K. Adler and Resource Holdings Associates (together, the "Shareholders").


                                    RECITALS

            WHEREAS:

            A. The Shareholders own all of the issued and outstanding shares of Executone Cumulative Convertible Preferred Stock, Series A (the "Executone Series A Preferred Stock"), and Executone Cumulative Contingently Convertible Preferred Stock, Series B (the "Executone Series B Preferred Stock," and together with the Executone Series A Preferred Stock, the "Executone Preferred Stock") in the following amounts:

                             Shares of Executone    Shares of Executone
                             Series A Preferred     Series B Preferred
         Name                       Stock                  Stock
--------------------------   -------------------    -------------------
Watertone L.P.                    154,520                 61,807
Cooper Life Sciences, Inc.         78,819                 31,528
John C. Shaw                        3,830                  1,532
Richard Bartlett                    3,830                  1,532
Jerry M. Seslowe                    3,830                  1,532
10-26 S. William St.
Associates                          2,873                  1,149
Louis K. Adler                      1,436                    575
Resource Holdings
Associates                            862                    345

            B. Executone intends to terminate Executone's ownership of Unistar by the exchange of its shares of common stock of Unistar (the "Unistar Common Stock") for the Executone Preferred Stock pursuant to this Agreement and the distribution (the "Rights Offering") to the holders of Executone common stock (the "Executone Common Stock") of rights (the "Rights") to purchase 85% of the outstanding shares of Unistar Common Stock.

            C. The Shareholders wish to continue to participate in the growth of Unistar, if any, following the Rights Offering, and Executone and Unistar believe that it is in the best interests of each company to permit the Shareholders to continue such participation.

            D. Executone, Unistar and the Shareholders have agreed to a share exchange whereby the Shareholders will exchange their shares of Executone Preferred Stock for shares of Unistar Common Stock and shares of a series of convertible preferred stock of Unistar to be created (the "Unistar Preferred Stock"), pursuant to the terms and conditions of this Agreement.

            IN CONSIDERATION of the foregoing premises and the representations and warranties and covenants contained in this Agreement, Executone, Unistar and the Shareholders agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            In addition to the terms defined in the preamble, which are incorporated into this Article I, the following terms when used in this Agreement shall have the meanings set forth below:

            "Articles of Amendment" means the Articles of Amendment of the Articles of Incorporation of Executone providing for the conversion of all outstanding shares of Executone Cumulative Convertible Preferred Stock, Series A, and Executone Cumulative Contingently Convertible Preferred Stock, Series B, into shares of Unistar Common Stock and Unistar Preferred Stock as contemplated by this Agreement.

            "Certificate of Amendment" means a Certificate of Amendment of the Certificate of Incorporation of Unistar substantially in the form attached as Exhibit A hereto.

            "Closing" shall have the meaning set forth in Section 3.2.

            "Closing Date" shall have the meaning set forth in Section 3.2.

            "Exchange" shall have the meaning set forth in Section 3.1.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Executone Board" shall mean the Board of Directors of Executone.

            "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, and subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing.

            "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or Governmental Authority.

            "Registration Statement" means the Registration Statement with respect to the Rights and the Unistar Common Stock that will be acquired upon exercise of the Rights.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Unistar Advisory Board" shall have the meaning set forth in
Section 2.2.

                                   ARTICLE II

                                 RIGHTS OFFERING

            2.1. Mechanics of Separation.

            (a) Executone agrees to consummate the Rights Offering in accordance with the terms and subject to the conditions set forth in the Reorganization Agreement between Executone and Unistar, a draft of which is attached as Exhibit B hereto.

            (b) The Rights Offering will take the form of a distribution to the holders of Executone Common Stock of Rights to purchase shares of Unistar Common Stock not delivered to the Shareholders pursuant to this Agreement with an exercise price per Right of $0.05 to be paid to Unistar. Each five Rights shall represent the right to acquire from Unistar one share of Unistar Common Stock. Any shares of Unistar Common Stock underlying Rights not exercised at the end of the exercise period will be purchased by Unistar Buying Group, LLC, a limited liability company controlled by the Shareholders, as set forth in the Standby Agreement between Unistar and Unistar Buying Group, LLC, a form of which is attached hereto as Exhibit C (the "Standby Agreement").

            2.2. Advisory Board.

            In anticipation of the Rights Offering and the Exchange, Executone agrees that Robert Berman, Jerry M. Seslowe, Stanley M. Blau, Alan Kessman, Stanley J. Kabala and Michael W. Yacenda (the "Unistar Advisory Board"), effective immediately, shall serve as an advisory board to the Executone Board, providing recommendations to the Executone Board regarding the current and future structure and business operations of Unistar, including, without limitation: up to two additional members of the Unistar Advisory Board, executive compensation, interaction with the National Indian Lottery, banking and credit matters and general strategic planning.


                                   ARTICLE III

                                EXCHANGE OF STOCK

            3.1. Mechanics of Exchange.

            (a) At the Closing, each Shareholder shall deliver to Executone all certificates representing shares of Executone Preferred Stock owned by such Shareholder properly endorsed to Executone, and in exchange therefor Executone will proportionately transfer to the Shareholders (i) all of the outstanding capital stock of Unistar, which shares, as of the date of closing (the "Separation Date") of the Rights Offering, will represent or be converted into 15% of the outstanding shares of Unistar Common Stock (the "Original Issuance"), exclusive of any shares acquired by the Shareholders pursuant to the Standby Agreement, and (ii) all shares of Unistar Series A Preferred Stock (the "Exchange"). No fractional shares of Unistar Common Stock or Unistar Preferred Stock shall be issued. The Shareholders will be entitled to convert the Unistar Preferred Stock into that number of shares of Unistar Common Stock (the "Underlying Shares") such that, when added to the Original Issuance, the Shareholders will own 34% of the Unistar Common Stock, including only the Original Issuance and the Underlying Shares. The Unistar Common Stock and the Unistar Preferred Stock will have the respective designations, relative rights, preferences and limitations set forth in the Certificate of Amendment. All shares of Executone Preferred Stock so exchanged shall be canceled.

            (b) In the event that a certificate representing shares of Executone Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, Unistar shall issue (and Executone shall cause Unistar to issue) in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof as determined in accordance with
Section 3.1(a) hereof. When authorizing such exchange for any lost, stolen or destroyed certificate, the Shareholder to whom the consideration is to be delivered, as a condition precedent to the issuance thereof, shall give Executone a bond satisfactory to Executone in such sum as it may direct or otherwise indemnify Executone in a manner satisfactory to Executone against any claim that may be made against Executone with respect to the certificate alleged to have been lost, stolen or destroyed.

            3.2. Closing.

            Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the transactions described in Section 3.1 (the "Closing") shall take place three business days prior to the consummation of the Rights Offering (the "Closing Date").


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            4.1. Representations and Warranties of Unistar.

            Unistar hereby represents and warrants to the Shareholders as follows:

            (a) Organization and Qualification. Unistar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

            (b) Capitalization. As of the Closing Date, Unistar will be authorized to issue 26,000,000 shares of capital stock, consisting of 25,000,000 shares of Unistar Common Stock and 1,000,000 shares of Unistar Preferred Stock. As of the date hereof, Executone owns all of the outstanding capital stock of Unistar. Immediately after giving effect to the transactions contemplated by this Agreement and to the Rights Offering, the Shareholders will own in the aggregate fifteen percent (15%) of the issued and outstanding shares of Unistar Common Stock, exclusive of any shares acquired pursuant to the Standby Agreement, and 100% of the issued and outstanding shares of Unistar Preferred Stock. The shares of Unistar Common Stock and Unistar Preferred Stock to be issued in accordance with this Agreement will be duly authorized for issuance and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and will not be subject to or issued in violation of any preemptive rights. Except as disclosed in the Registration Statement, Unistar does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

            (c) Capacity, Execution of Agreements. Unistar has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Rights Offering, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Unistar, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by Unistar of the transactions contemplated herein.

            (e) Offering Materials. Unistar has not distributed and will not distribute prior to Closing any offering material in connection with the Exchange other than the Registration Statement.

            (f) Proceedings, Litigation, etc. Unistar is not (and will not be after giving effect to the transactions contemplated by this Agreement and the Registration Statement) (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in violation of any order of any court, arbitrator or governmental body or subject to or party to any order of any court or Governmental Authority arising out of any action, suit or proceeding under any statute or other law which could reasonably be expected to materially and adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby.

            4.2. Representations and Warranties of Executone.

            Executone hereby represents and warrants to the Shareholders as follows:

            (a) Organization and Qualification. Executone is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

            (b) Capacity, Execution of Agreements. Executone has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Rights Offering, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Executone, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by Executone of the transactions contemplated herein.

            (d) Offering Materials. Executone has not distributed and will not distribute prior to Closing any offering material in connection with the Exchange other than the Registration Statement.

            4.3.  Representations and Warranties of the Shareholders.

            Each Shareholder hereby represents and warrants to Executone as follows:

            (a) Purpose. (i) Each Shareholder, taking into account the personnel and resources that such Shareholder can practically bring to bear with regard to the Exchange, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the Exchange, including investments in securities issued by Unistar, and has requested, received, reviewed and considered all information that it deems relevant in making an informed decision to participate in the Exchange; (ii) each Shareholder is acquiring the shares of the Unistar Common Stock and the Unistar Preferred Stock in the ordinary course of its business and for its own account for Investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such shares; (iii) each Shareholder has adequate net worth and means of providing for his or its current needs and contingencies to sustain a complete loss of his or its investment in Unistar and has no need for liquidity in his or its investment; (iv) each Shareholder's overall commitment to investments that are not readily marketable is not disproportionate to such Shareholder's net worth and participation in the Exchange will not cause such overall commitment to become excessive; (v) each Shareholder agrees not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any shares of the Unistar Common Stock or the Unistar Preferred Stock except in compliance with the Securities Act and any applicable state securities or blue sky laws; (vi) each Shareholder has, in connection with such Shareholder's decision to participate in the Exchange, relied solely upon the Registration Statement and the documents included therein and the representations and warranties of Executone contained herein; and (vii) each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

            (b) Authorization. Each Shareholder further represents and warrants to Executone that: (i) such Shareholder has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

            5.1. Taking of Necessary Action.

            Each of the parties hereto agrees to use all reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

            5.2. Tax Matters.

            The parties agree to cooperate in structuring the Rights Offering and the Exchange in a manner that will minimize the taxes to be incurred in connection with such transactions by the Shareholders, Executone and the holders of Executone Common Stock.

            5.3. Execution by All Shareholders; Irrevocable Proxy.

            (a) The parties hereto understand that the Exchange is conditioned upon the participation of the holders of all of the issued and outstanding shares of Executone Preferred Stock and that no partial Exchange shall be made. Notwithstanding the foregoing, each Shareholder agrees that upon his or its and Executone's execution of this Agreement and regardless of whether this Agreement is executed by all of the Shareholders, such Shareholder intends to be and is bound by this Section 5.3.

            (b) If this Agreement is not executed by all of the Shareholders and the Executone Board determines that it is in the best interests of Executone and its shareholders to amend Executone's Articles of Incorporation in accordance with the terms of the Articles of Amendment, each Shareholder that has executed this Agreement agrees to cause all of the Executone Common Stock and Executone Preferred Stock beneficially owned by such Shareholder to be voted in favor of such amendment in any and all votes cast on such amendment. In furtherance of such agreement and in exchange for the sum of $10.00, the receipt and sufficiency of which is hereby acknowledged, each such Shareholder hereby constitutes and appoints Robert Berman and Jerry M. Seslowe, his or its lawful attorneys for and in the name, place and stead of such Shareholder, with full power of substitution, for one (1) year from the date of such Shareholder's execution of this Agreement to vote as such Shareholder's proxy all of his or its shares of Executone Common Stock and Executone Preferred Stock for the amendment set forth in the Articles of Amendment at any meetings, regular or special, of the shareholders of Executone, or any adjournments thereof. Such Shareholder understands that THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

            5.4.  Registration Rights.

            As of the Closing Date, Unistar and the Shareholders will enter into a Registration Rights Agreement pursuant to which the Shareholders will have registration rights substantially similar to the registration rights the Shareholders have as of the date of this Agreement with respect to the Executone Preferred Stock.

            5.5.  Funding by Executone.

            Executone will continue to fund Unistar until the Closing Date at a rate not to exceed an average of $1.5 million per quarter (including certain out-of-pocket expenses incurred to date by Watertone L.P. in furtherance of Unistar's business and approved by the Unistar Advisory Board). If the legal and lobbying expenses of Unistar are reduced from their current run rates, the level of funding above will not be reduced but can be used by Unistar for the prosecution of its business plan as approved by the Unistar Advisory Board.

            5.6.  Capital Contribution.

            At the Closing Date, in addition to the funding provided under
Section 5.5 hereof, Executone (i) will provide Unistar with $3.0 million in cash and (ii) will assume responsibility for, and pay when due, expenses incurred but not yet paid, provided, however, that the maximum of such assumed liabilities shall not exceed $500,000 based on Executone's undertaking to keep current on Unistar's liabilities.

            5.7.  Unistar Board of Directors.

            At the Separation Date, the Board of Directors of Unistar will consist of Messrs. Berman, Blau, Kessman, Seslowe, Yacenda and two other members to be recommended to the Executone Board by the Unistar Advisory Board, provided that, in the business judgment of the Executone Board reasonably exercised, such nominees are suitable candidates, and if such nominees are not so suitable, the Executone Board may consider other nominees.

            5.8 TRP Expenses Associated with Michael W. Yacenda and Robert Hopwood.

            The Shareholders are relying on the resignations of Michael W. Yacenda and Robert Hopwood (collectively, the "Employees") from Executone and the Employees' employment by Unistar shortly following the Separation Date. While Executone cannot assure such employment, it is in Executone's interests and the Shareholders' interests to create an incentive to Unistar's hiring the Employees. The parties agree:

            (a) The Employees will be offered the retention payment and loan provisions of Executone's TRP Plan (the "Plan") by Executone on the same terms and conditions as other Executone employees participating in the Plan, provided that the Employees must pledge, in addition to shares of Executone capital stock pledged under the Plan as of the Separation Date (the "Pledged Executone Stock"), any equity interest in Unistar held by them as a result of the exercise of Rights attributable to the Pledged Executone Stock to secure any loan guaranteed by Executone. The provisions of the Plan other than the retention payment and loan provisions shall be inapplicable to the Employees.

            (b) If either or both of the Employees resign from Executone and become employed by Unistar within 30 days of the Separation Date, Executone shall continue to provide benefits under the Plan to such Employee(s), provided that no payments under the Plan shall be triggered by such resignations of the Employee(s) from Executone. Executone shall have no liability for any interest that accrues after the Separation Date on any loan of such Employee(s) guaranteed by Executone under the Plan.

            (c) If the Employees, or either of them, subsequently resign their positions with Unistar, the Employee(s) shall be solely responsible for the repayment of loans from third parties without benefits under the Plan, except as may be provided by the Plan, and Unistar shall indemnify and hold Executone harmless and pay fifty percent (50%) of any liability Executone may have to a third party on loans made to the resigning Employee(s), including costs of collection.

            (d) If Unistar terminates either or both Employees for any reason, or no reason, Unistar shall indemnify and save Executone harmless from all liability, damages and costs associated with the Plan resulting from such Employee(s) termination(s).

            (e) If Executone voluntarily retires the loan obligations of the Employees, or either of them, prior to maturity for any reason, such prepayment shall be the sole expense of Executone.

            (f) If either or both Employees remain employed with Executone and subsequently Unistar for the full vesting period under the Plan, Unistar and Executone will split any liability under the Plan, if any, equally.


                                   ARTICLE VI

                                   CONDITIONS

            6.1. Obligations of Shareholders.

            The obligations of the Shareholders to participate in the Exchange are subject to satisfaction or waiver of the following conditions precedent: the representations and warranties of Executone and Unistar contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date, and Executone and Unistar shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by Executone at or prior to Closing.

            6.2.  Obligations of Executone and Unistar.

            The obligations of Executone and Unistar to participate in the Exchange is subject to satisfaction or waiver of the following conditions precedent: the representations and warranties of each Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such dates, and each Shareholder shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed at or prior to Closing.


                                   ARTICLE VII

                                   TERMINATION
            7.1.  Termination.

            This Agreement may be terminated on or any time prior to the
Closing:

            (a) by the mutual written consent of the parties hereto; or

            (b) by Executone if Arthur Anderson LLP, as independent public accountants for Executone, does not deliver a "going concern opinion" with respect to Unistar as of the Closing Date, notwithstanding Executone's best efforts to obtain such opinion; or

            (c) by any party hereto if the Closing shall not have occurred on or prior to July 1, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing.

            7.2.  Effect of Termination.

            In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall forthwith become void except for the obligations set forth in Section 5.3 and in Article VIII hereof and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement. The termination of this Agreement shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered to the address set forth under each party's signature line, or to such other address or addresses as may have been furnished in writing to the other parties.

            8.2. Amendments: Entire Agreement. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the parties hereto. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether written or oral, made by the parties or any agent or representative of the parties.

            8.3. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            8.4. Severability. In case any provision contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of law principles thereof and the federal laws of the United States of America.

            8.6. Construction. For purposes of construing this Agreement, the recitals hereto shall be deemed to be a substantive part of this Agreement. To the extent of any conflict between any provision set forth in this Agreement and any provision of any other Agreement referred to herein, the provisions set forth in this Agreement shall be deemed controlling.

            8.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                              EXECUTONE INFORMATION SYSTEMS, INC.


                              By:   /s/ Stanley J. Kabala
                              ----------------------------------
                              Name:  Stanley J. Kabala
                              Title: President and Chief Executive
                                     Officer
                              Date:  August 12, 1998
                              Address:  478 Wheelers Farms Road
                                        Milford, Connecticut 06460


                              UNISTAR GAMING CORP.


                              By:   /s/ Stanley J. Kabala
                              ------------------------------------
                              Name:  Stanley J. Kabala
                              Title: President and Chief Executive
                                     Officer
                              Date:  August 12, 1998
                              Address:  478 Wheelers Farms Road
                                        Milford, Connecticut 06460


                                 WATERTONE L.P.


                              By:   /s/ Robert A. Berman
                              ------------------------------------
                              Name:  Robert A. Berman
                              Title: Managing Director
                              Date:  August 11, 1998
                              Address:  730 Fifth Avenue
                                        New York, New York 10019


                              COOPER LIFE SCIENCES, INC.

                              By:
                              -----------------------------------
                              Name:  Steven Rosenberg
                              Title:
                              Date:                   , 1998
                              Address: 160 Broadway
                                       New York, New York 10038

                              By:   /s/ John C. Shaw
                              ------------------------------------
                              Name: John C. Shaw
                              Date: August 11, 1998
                              Address:  8 Indian Drive
                                        Old Greenwich, CT  06870



                              By:   /s/ Richard Bartlett
                              ------------------------------------
                              Name: Richard Bartlett
                              Date: August 11, 1998
                              Address:  15 West 81st Street
                                        New York, New York



                              By:   /s/ Jerry M. Seslowe
                              ------------------------------------
                              Name:  Jerry M. Seslowe
                              Date:  August 12, 1998
                              Address:   2 Chanticlare Drive____________
                                         Mannasset, NY  11030 _________



                              10-26 S. WILLIAM ST. ASSOCIATES

                              By:
                              -------------------------------------
                              Name:  Steven Rosenberg
                              Title:
                              Date:                   , 1998
                              Address:




                              By:
                              -------------------------------------
                              Name: Louis K. Adler
                              Date:           , 1998
                              Address: _______________________

                                       -----------------------

                              RESOURCE HOLDINGS ASSOCIATES

                              By:   /s/ Jerry M. Seslowe
                              ---------------------------------------
                              Name:  Jerry M. Seslowe
                              Title: Managing Director
                              Date:  August 12, 1998
                              Address:  520 Madison Avenue, 40th Floor
                                        New York, New York  10022

                                    EXHIBIT A

         Certificate of Amendment of the Certificate of Incorporation
                                   of Unistar

                                    EXHIBIT B

                            Reorganization Agreement

                                    EXHIBIT C

                                Standby Agreement